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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 of our report dated August 3, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in AmeriCredit Corp.'s Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the incorporation by reference of our report dated August 3, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


Fort Worth, Texas
January 29, 2001